Exhibit t

POWER OF ATTORNEY

Each of the undersigned directors of Crescent Capital BDC, Inc., a Maryland corporation (the “Company”), does hereby constitute and appoint George Hawley, Jason Breaux and Gerhard Lombard and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-2 of the Company and any and all amendments to such Registration Statement on Form N-2 and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 9th day of July, 2025.

/s/ George G. Strong, Jr.	/s/ Steven F. Strandberg
George G. Strong, Jr.	Steven F. Strandberg
Director	Director

/s/ Michael S. Segal	/s/ Kathleen Briscoe
Michael S. Segal	Kathleen Briscoe
Director	Director

/s/ Elizabeth E. Ko	/s/ Susan Y. Lee
Elizabeth E. Ko	Susan Y. Lee
Director	Director

The undersigned hereby accepts appointment as attorney-in-fact as of this 9th day of July, 2025.

/s/ Jason Breaux	/s/ George Hawley
Jason Breaux	George Hawley
Chief Executive Officer	Secretary

/s/ Gerhard Lombard
Gerhard Lombard
Chief Financial Officer